UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2017

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35117	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 Chestnut Ridge Road, Montvale, New Jersey		07645
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matter to a Vote of Security Holders.

On January 18, 2017, AEP Industries Inc., a Delaware corporation (the “Company”), held a special meeting (the “Special Meeting”) of the stockholders of the Company (the “Stockholders”) in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 24, 2016 (as amended from time to time, the “merger agreement”), by and among Berry Plastics Group, Inc., a Delaware corporation (“Berry”), Berry Plastics Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Berry, Berry Plastics Acquisition Corporation XVI, a Delaware corporation and an indirect, wholly owned subsidiary of Berry, Berry Plastics Acquisition Corporation XV, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Berry, and the Company, pursuant to which Berry will acquire the Company through a two-step merger process (the “mergers”) that will result in the Company merging with and into an indirect, wholly owned limited liability company subsidiary of Berry. All proposals considered and voted on by Stockholders at the Special Meeting were approved. The proposals are described in detail in the Company’s definitive proxy statement filed on December 15, 2016 with the Securities and Exchange Commission (the “SEC”) and the supplemental disclosures filed with the SEC in the Company’s Current Report on Form 8-K on January 10, 2017. On January 18, 2017, the Company issued a press release announcing the voting results of the Special Meeting.

The following summarizes each of the proposals and the voting results thereon:

Proposal 1—Approval of the Base Merger Consideration Proposal

At the Special Meeting, Stockholders voted to adopt the merger agreement, pursuant to which the Stockholders would be entitled to receive, at the holder’s election, $110.00 in cash or 2.5011 shares of Berry common stock in exchange for each share of the Company’s common stock (the “base merger consideration”), subject to the proration mechanics in the merger agreement (the “base merger consideration proposal”).

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,386,443	441	17,732	0

Proposal 2—Approval of the Alternative Merger Consideration Proposal

At the Special Meeting, Stockholders voted to adopt the merger agreement, pursuant to which, in certain limited circumstances (as specified in the merger agreement), Berry may elect, in its sole discretion, to pay one hundred percent (100%) of the merger consideration in cash (the “alternative merger consideration”), subject to certain conditions (the “alternative merger consideration proposal”).

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3,382,042	4,977	17,597	0

Proposal 3—Advisory Vote to Approve Merger-Related Compensation

At the Special Meeting, Stockholders voted to approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers of the Company in connection with the mergers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1,910,126	1,451,476	43,014	0

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to approve either Proposal 1 or Proposal 2 at the time of the Special Meeting. Because the Stockholders approved the adoption of each of Proposal 1 and Proposal 2, as noted above, the adjournment proposal was not brought forward for a vote at the Special Meeting.

Item 8.01	Other Events.

The disclosure set forth under Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2017	AEP INDUSTRIES INC.

	By:	/s/ LINDA N. GUERRERA
		Name:	Linda N. Guerrera
		Title:	Vice President, Finance and Controller